Oramed Pharmaceuticals to Present at the 8th National Life Science &
Technology Week ILSI-BIOMED Conference, Israel 2009

JERUSALEM, Israel – June 10, 2009 – Oramed Pharmaceuticals, Inc. (OTCBB: ORMP.OB; www.oramed.com), a developer of oral delivery systems, announced that Oramed was chosen to present at the 8th National Life Science & Technology Week ILSI-BIOMED Conference, Israel 2009.  The presentation will be given by Mr. Nadav Kidron, President and CEO of Oramed, on Tuesday, June 16th during the BioPharma Session at 12:30 p.m. (local time) at the David Intercontinental Hotel in Tel-Aviv, Israel.

 “The selection of Oramed as one of the companies to present at the ILSI-Biomed is a great opportunity that allows us to present our company to the leading biomedical, health care and life science professionals from all over the world,” said Nadav Kidron, Oramed CEO.

For more information about the upcoming ILSI Biomed conference, please visit http://www2.kenes.com/biomed/Pages/Home.aspx

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection.  Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research by top research scientists at Jerusalem’s Hadassah Medical Center. The Company’s corporate and R&D headquarters are based in Jerusalem.

For more information, please visit www.oramed.com

Forward-looking statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company and Business Development Contacts:

Oramed Pharmaceuticals

Tara Horn

Office: + 972-2-566-0001
Email: tara@oramed.com